UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2020

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.

(Exact name of registrant as specified in charter)

Bermuda	001-38731	98-0529995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wesley Street

Hamilton HM 11, Bermuda

(Address of principal executive offices)

(441) 278-3140

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	SG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 6, 2020, Sirius International Insurance Group, Ltd., a Bermuda exempted company (the “Company”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Third Point Reinsurance Ltd., a Bermuda exempted company (“TPRE”), and Yoga Merger Sub Limited, a Bermuda exempted company and a wholly owned subsidiary of TPRE (“Merger Sub”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement and a Statutory Merger Agreement to be executed by the Company, TPRE and Merger Sub (the “Statutory Merger Agreement”), Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of TPRE (the “Merger”). The Merger Agreement, the Statutory Merger Agreement, and the consummation of the transactions contemplated by the Merger Agreement and the Statutory Merger Agreement, including the Merger (the “Transactions”), have been unanimously approved by the board of directors of each of the Company and TPRE. The consummation of the Merger is expected to occur during the first quarter of 2021, subject to the satisfaction or waiver of applicable closing conditions.

Merger Consideration. Under the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), each issued and outstanding common share, par value $0.01 per share, of the Company (“Company Shares”) will be converted into the right to receive, at the election of the holder thereof, (i) $9.50 in cash (the “Cash Election”), or (ii) (A) 0.743 of a common share, par value $0.10 per share, of TPRE (“TPRE Shares”) and (B) one contractual contingent value right (each, a “CVR”), which will represent the right to receive a contingent cash payment, and which, taken together with the fraction of the TPRE Share received, guarantee that on the second anniversary of the closing date of the Merger, the electing shareholder will have received equity and cash with a value of at least $13.73 per share (the “Share & CVR Election”), or (iii) (A) $0.905 in cash, (B) a number of TPRE Shares equal to the Mixed Election Common Shares Exchange Ratio (as such term is defined in the Merger Agreement), (C) a number of newly issued Series A preference shares of TPRE (“TPRE Preference Shares”) equal to the Mixed Election Preference Shares Exchange Ratio (as such term is defined in the Merger Agreement), (D) 0.190 of a warrant issued by TPRE (each, a “Warrant”) and (E) $0.905 aggregate principal amount of a right (each, an “Upside Right”) issued by TPRE (the “Mixed Election”). Elections must be made no later than ten (10) business days prior to the closing of the Transactions. Pursuant to the Company Voting and Support Agreement (as defined below), CM Bermuda Limited, a Bermuda exempted company and majority shareholder of the Company (the “Shareholder”), whose parent company is CMIG International Holding Pte. Ltd. (“CMIG International”), has agreed to make the Mixed Election. Holders of Company Shares who do not make an election will be deemed to have made the Share & CVR Election. No fractional TPRE Shares or TPRE Preference Shares will be issued in the Merger, and holders of Company Shares will receive cash in lieu of any fractional TPRE Shares or TPRE Preference Shares. Dissenting Company shareholders will be entitled to exercise appraisal rights under Bermuda law.

Treatment of Outstanding Equity Awards. Pursuant to the terms of the Merger Agreement, at the Effective Time:

•	Each outstanding and unexercised Company stock option granted under the Company’s 2018 Omnibus Incentive Plan (“Company Option”), whether vested or unvested, will, by virtue of the Merger and without any action on the part of the holder thereof, be assumed by TPRE and converted into the right and option to acquire TPRE Shares (each such option, an “Assumed Option”) on the same terms and conditions as were applicable under such Company Option; provided, that the number of TPRE Shares subject to each Assumed Option will be equal to the number of Company Shares subject to the corresponding Company Option multiplied by the quotient of (i) $13.00 and (ii) the volume weighted average price of the TPRE Shares measured cumulatively over the fifteen (15) consecutive trading days ending on and including the third trading day prior to the Effective Time (the “Equity Award Exchange Ratio”), rounded down to the nearest whole number of TPRE Shares, and such Assumed Option will have an exercise price per share equal to the per share exercise price specified in the corresponding Company Option divided by the Equity Award Exchange Ratio, rounded up to the nearest cent; provided, further that the Equity Award Exchange Ratio, exercise price, number of TPRE Shares subject to such Assumed Option, and terms and conditions of exercise of each such Assumed Option will be determined and adjusted if necessary in a manner consistent with the requirements of Section 409A of the Internal Revenue Code.

•	Each outstanding Company restricted share unit award granted under the Company’s 2018 Omnibus Incentive Plan (“Company RSU Award”) will, by virtue of the Merger and without any action on the part of the holder thereof, be assumed by TPRE and converted into a restricted stock unit award relating to (and settled by the delivery of) a number of TPRE Shares equal to the number of Company Shares subject to the Company RSU Award multiplied by the Equity Award Exchange Ratio, rounded down to the nearest whole number of shares, and subject to all other terms and conditions as were applicable under such corresponding Company RSU Award immediately prior to the Effective Time.

Closing Conditions. The consummation of the Merger is subject to the satisfaction or waiver of certain conditions, including, among others, (i) the affirmative vote in favor of the approval of the Merger Agreement, the Merger and the Statutory Merger Agreement by the holders of a majority of the voting power of the Company Shares and the Company’s Series B preference shares, voting together as a single class, that are present (in person or by proxy) at the Company shareholder meeting called for such purpose, (ii) the affirmative vote in favor of the approval of the issuance of TPRE Shares in the Merger as contemplated by the Merger Agreement (the “TPRE Share Issuance”) by the holders of at least a majority of the voting power of TPRE Shares that are present (in person or by proxy) at the TPRE shareholder meeting called for such purpose, (iii) the expiration or termination of any applicable waiting period (together with any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and any other applicable antitrust laws, (iv) the receipt of certain approvals under applicable insurance laws, (v) the absence of any effective order issued by any governmental authority or court of competent jurisdiction or other legal restraint prohibiting or preventing the consummation of the Merger, (vi) in the case of each party’s obligation to effect the Merger, the absence of a material adverse effect with respect to the other party and its subsidiaries, taken as a whole, since the date of the Merger Agreement, (vii) in the case of each party’s obligation to effect the Merger, subject to certain materiality exceptions, the accuracy of the representations and warranties made by the other party, and compliance by the other party in all material respects with such party’s respective obligations under the Merger Agreement and (viii) other customary closing conditions.

Representations, Warranties and Covenants. Each of the parties to the Merger Agreement has made representations, warranties and covenants in the Merger Agreement that are customary for a transaction of this nature. Among other things, each of the Company and TPRE has agreed to certain covenants from the date of the Merger Agreement to the consummation of the Merger or the termination of the Merger Agreement, as the case may be, that, subject to certain exceptions (including an exception for actions taken in response to the COVID-19 pandemic), (i) require the Company and TPRE, as applicable, to use, and cause each of their subsidiaries to use, reasonable best efforts to conduct their respective businesses and the respective businesses of their subsidiaries in the ordinary course of business in all material respects and, to the extent consistent therewith, use their, and cause each of their subsidiaries to use their, reasonable best efforts to preserve, in all material respects, their respective business organizations substantially intact and preserve existing relationships with their respective key customers, cedents, broker, reinsurance providers, regulators, rating agencies, officers, employees and other persons with whom they or any of their subsidiaries have significant business relationships, and (ii) restrict the ability of the Company and TPRE, as applicable, from taking certain actions without the other party’s prior written consent (not to be unreasonably withheld, delayed or conditioned).

Each of the parties to the Merger Agreement is also required to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions to the consummation of the Merger and to consummate and make effective, in the most expeditious manner reasonable practicable, the Merger and the other Transactions. The Merger Agreement also, subject to certain exceptions, prohibits TPRE and its subsidiaries from directly or indirectly acquiring, purchasing, leasing or licensing any business, corporation, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, if doing so would reasonably be likely to: (i) impose material delay in the obtaining of, or materially increase the risk of not obtaining, consents, approvals, authorizations or waivers of governmental authorities necessary, proper or advisable to consummate the Transactions and secure the expiration or termination of any applicable waiting period under the HSR Act, (ii) materially increase the risk of any governmental authority entering an order prohibiting the consummation of the Transactions, (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise or (iv) otherwise impair or delay the ability of TPRE to perform its material obligations under the Merger Agreement.

Non-Solicitation. The Merger Agreement generally (i) prohibits the Company, TPRE and their respective subsidiaries from, and obligates the Company and TPRE to cause their respective directors, executive officers and employees and to direct their respective other representatives to comply with a prohibition on, directly or indirectly, soliciting third party proposals relating to, among other things, any (A) acquisition that, if consummated, would result in any person or group owning (x) 100% of the insurance policy reserves, revenues or net income of the Company and its subsidiaries or TPRE and its subsidiaries, as applicable, or (y) 15% or more of the consolidated assets of the Company and its subsidiaries or TPRE and its subsidiaries, as applicable, (B) acquisition of Company Shares or TPRE Shares, as applicable, representing 15% or more of the outstanding Company Shares or TPRE Shares, as applicable, or (C) merger, amalgamation, consolidation, share exchange, share purchase, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or TPRE, as applicable, pursuant to which such third party would acquire, directly or indirectly, 15% or more of the aggregate voting power of the Company or TPRE, as applicable, or the applicable resulting surviving entity or resulting direct or indirect parent company of the Company or TPRE, as applicable, and (ii) restricts the ability of the Company, TPRE and their respective subsidiaries to, and obligates the Company and TPRE to cause their respective directors, executive officers and employees, and to direct their other respective representatives to, comply with restrictions on their ability to, make available material non-public information to, or engage in or otherwise participate in any discussions with, any third party with respect to any such third party proposal, in each case subject to certain limited exceptions.

The Merger Agreement also contains covenants that require, subject to certain limited exceptions, (i) the Company and TPRE to file a joint proxy statement with the Securities and Exchange Commission (the “SEC”) and call and hold shareholder meetings for the purpose of seeking the required shareholder approvals, (ii) the board of directors of the Company to recommend that its shareholders approve the Merger, the Merger Agreement and the Statutory Merger Agreement and (iii) the board of directors of TPRE to recommend that its shareholders approve the TPRE Share Issuance. However, at any time prior to the receipt of the applicable requisite shareholder approval, in certain circumstances and after following certain procedures set forth in the Merger Agreement, (A) each of the Company board of directors and the TPRE board of directors is permitted to change its recommendation to the Company’s shareholders or TPRE’s shareholders, as the case may be, with respect to such requisite shareholder approval in response to an unsolicited bona fide written Company Superior Proposal or Parent Superior Proposal (each as defined in the Merger Agreement), respectively, and (B) the Company’s board of directors is permitted to change its recommendation to the Company’s shareholders with respect to the requisite shareholder approval in response to an Intervening Event (as defined in the Merger Agreement).

Termination of the Merger Agreement; Termination Fees. The Merger Agreement contains specified termination rights for both the Company and TPRE. Under the terms of the Merger Agreement, the Company must pay TPRE a termination fee of $50,000,000 if the Merger Agreement is terminated by the Company or TPRE following a failure by the Company to obtain the requisite Company shareholder approval. TPRE must pay the Company a termination fee of (i) $40,000,000 if the Merger Agreement is terminated by the Company or TPRE following a failure by TPRE to obtain the requisite TPRE shareholder approval or (ii) $50,000,000 if the Merger Agreement is terminated by the Company following a change by the TPRE board of directors of its recommendation to TPRE’s shareholders in favor of the TPRE Share Issuance. Under the terms of the Transaction Matters Agreement (as defined below), the Company is not permitted to terminate or threaten to terminate the Merger Agreement following a change by the TPRE board of directors of its recommendation to TPRE’s shareholders in favor of the TPRE Share Issuance without the prior written consent of the Shareholder and CMIG International.

Amendments to the Merger Agreement. The Merger Agreement provides that any amendments to the Merger Agreement that would have the effect of (i) adversely and disproportionately affecting the rights of holders of Company Shares making a Cash Election or a Share & CVR Election in comparison to other holders of Company Shares or (ii) reducing the amount of consideration, or modifying the form of consideration, to be received by holders in respect of any Cash Election or Share & CVR Election will require, in addition to the mutual agreement of the Company and TPRE, the approval of a specified number of members of the Strategic Review Committee of the Company’s board of directors. In the event that, at the time such amendment is proposed, none of the specified members of the Strategic Review Committee remain on such committee, or if the Strategic Review Committee shall have been dissolved or disbanded, any such amendment shall require, in addition to the mutual agreement of the Company and TPRE, either (A) the affirmative vote by the holders of at least 75% of the voting power of the Company Shares and the Company’s Series B preference shares (in all cases excluding Company Shares and Series B preference shares held by the Shareholder or any of its affiliated entities or any of their respective transferees), voting together as a single class, that are present (in person or by proxy) at a Company shareholder meeting called for such purpose or (B) a majority of certain specified independent shareholder representatives.

The foregoing summary of the Merger Agreement and the Transactions, including the Merger, contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement and the foregoing summary thereof has been included in this Current Report on Form 8-K to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company, TPRE or Merger Sub or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures not reflected in the Merger Agreement, were made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or shareholders and reports and documents filed with the SEC. Investors and shareholders are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, TPRE or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or TPRE’s public disclosures.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Executive Agreements

On August 6, 2020, in connection with the Company’s entry into the Merger Agreement, the Company entered into a letter agreement with each of Kernan V. Oberting, the Company’s President and Chief Executive Officer, and Gene Boxer, the Company’s Executive Vice President, Chief Strategy Officer, and Group General Counsel, intended to provide them with certain assurances that will minimize any distractions they would otherwise face as they complete the transactions contemplated by the Merger Agreement. Specifically the letter agreement would entitle Mr. Oberting and Mr. Boxer to severance protection if their employment is terminated involuntarily without Cause or they resign for Good Reason, in either case prior to the consummation of the Merger and following a Removal Event, with the same benefits they would receive if they were terminated by the Company without Cause immediately after the consummation of the Merger. For this purpose, “Cause” and “Good Reason” have the definitions used in the applicable existing compensation or severance plan or agreement, except that “Good Reason” also includes the removal from the Company’s board of directors of independent directors who are considered members of the Original Strategic Review Committee and, in Mr. Oberting’s case, his own removal from the Company’s board of directors (a “Removal Event”). In addition, if a severance dispute arises after the removal of the Original Strategic Review Committee members from the Company’s board of directors, subject to certain exceptions, the Company has agreed to reimburse to the executive any resulting reasonable expenses.

Item 8.01. Other Events.

Voting and Support Agreements

On August 6, 2020, as inducement to TPRE to enter into the Merger Agreement, the Shareholder entered into a Voting and Support Agreement with CMIG International, the Company and TPRE (the “Company Voting and Support Agreement”), pursuant to which, among other things and subject to certain exceptions, the Shareholder has agreed to vote or cause to be voted any of the Company Shares of which it is the beneficial or record owner in favor of the approval of the Merger, the Transactions, the Merger Agreement, the Statutory Merger Agreement, and any other matters necessary or reasonably requested by TPRE for consummation of the Merger and the Transactions and against any other action or agreement that would reasonably be expected to (i) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (ii) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or (iii) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the Transactions. Pursuant to the Company Voting and Support Agreement, the Shareholder has also agreed to make the Mixed Election in connection with the Merger. The Company Voting and Support Agreement terminates upon certain events, including the consummation of the Transactions, any termination of the Merger Agreement in accordance with its terms, upon written agreement of the Shareholder and TPRE to terminate the Company Voting and Support Agreement and the entry into, or grant by, TPRE, the Company or Merger Sub of any amendment, modification or wavier to the terms of the Merger Agreement (other than an amendment, modification or waiver that is ministerial in nature and does not adversely affect the substantive rights of the Shareholder in any way, or is intended to correct a manifest error in the Merger Agreement) for which the Shareholder and CMIG International did not provide prior written consent; provided, that the Shareholder and CMIG International are in compliance in all material respects with their obligations under the Company Voting and Support Agreement at the time of such termination.

Also on August 6, 2020, as inducement to the Company to enter into the Merger Agreement, certain of TPRE’s directors and executive officers, including Mr. Daniel S. Loeb and certain entities affiliated with Mr. Loeb, entered into Voting and Support Agreements with the Company and TPRE (collectively, the “TPRE Voting and Support Agreements”), pursuant to which, among other things and subject to certain exceptions, such persons and entities have agreed to vote or cause to be voted any of the TPRE Shares of which they are the beneficial or record owners for the TPRE Share Issuance and any other matters necessary or reasonably requested by the Company for the approval of the TPRE Share Issuance and against any other action or agreement that would reasonably be expected to (i) result in a breach of any covenant, representation or warranty or any other obligation or agreement of TPRE under the Merger Agreement, (ii) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or (iii) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the Transactions. The TPRE Voting and Support Agreements terminate upon certain events, including the consummation of the Transactions, any termination of the Merger Agreement in accordance with its terms, upon written agreement of the applicable directors and executive officers (or the applicable affiliated entities) and the Company to terminate the applicable TPRE Voting and Support Agreement and, in the case of the TPRE Voting and Support Agreement with Mr. Loeb, the entry into, or grant by, TPRE, the Company or Merger Sub of any amendment, modification or wavier to the terms of the Merger Agreement which increases the Merger Consideration or otherwise adversely affects the holders of TPRE Shares and for which TPRE, the Company and Merger Sub did not obtain the prior written consent of Mr. Loeb; provided, that Mr. Loeb is in compliance in all material respects with his obligations under the applicable TPRE Voting and Support Agreement at the time of such termination.

The foregoing summary of the Company Voting and Support Agreement and the TPRE Voting and Support Agreements contained in this Item 8.01 does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of such agreements, copies of which are attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Warrant Agreement

At the Effective Time, TPRE will enter into a warrant agreement (the “Warrant Agreement”). Pursuant to the Warrant Agreement, each Warrant will permit the holder thereof to purchase one TPRE Share for $11.00 per share, subject to adjustment as set forth in the Warrant Agreement. The Warrants will be exercisable at any time after the Effective Time through the fifth anniversary of the Effective Time. If the Warrants are not exercised prior to expiration, the Warrants will expire without value.

The foregoing summary of the Warrant Agreement contained in this Item 8.01 does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the form of the Warrant Agreement, a copy of which is attached as Exhibit 99.4 to this Current Report on Form 8-K and  is incorporated herein by reference.

Contingent Value Rights Agreement

At the Effective Time, TPRE will enter into a contingent value rights agreement (the “CVR Agreement”). Pursuant to the CVR Agreement, TPRE will issue CVRs representing the right to receive a contingent cash payment of (i) in the case of acceleration upon certain breaches of the CVR Agreement, $13.73 minus the volume weighted average price of the TPRE Shares measured over the 14 consecutive trading day period beginning on the date a breach is declared, multiplied by 0.743, (ii) on the second anniversary (the “Maturity Date”) of the Effective Time, $13.73 minus the volume weighted average price of the TPRE Shares measured over the 14 consecutive trading day period prior the Maturity Date multiplied by 0.743 and (iii) in the case of, redemption by TPRE prior to the Maturity Date the discounted present value of $13.73, discounted from the Maturity Date to the last day of the 14 consecutive trading day period beginning on the date of the redemption notice (“Redemption Valuation Period”), minus the volume weighted average price of the TPRE Shares measured over the Redemption Valuation Period multiplied by 0.743. TPRE may elect to redeem the CVRs at any time prior to the Maturity Date and will be required to redeem the CVRs upon a change of control of TPRE or a sale of all or substantially all of its assets.

The foregoing summary of the CVR Agreement contained in this Item 8.01 does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the form of CVR Agreement, a copy of which is attached as Exhibit 99.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Upside Rights

At the Effective Time, TPRE will issue the Upside Rights. Pursuant to the Upside Rights, if (i) the last reported sales price for each of 30 consecutive trading days exceeds the target price of $20.00 (the “Target Price”), subject to adjustment, prior to the first anniversary of the Effective Time, or (ii) TPRE enters into a definitive agreement to consummate a change of control transaction and the per share consideration exceeds the Target Price, the principal amount of the Upside Rights will become immediately due and payable. Settlement of the Upside Rights will be in a number of TPRE Shares equal to $100 million divided by the volume weighted average price of the TPRE Shares (“VWAP”) measured over the thirty (30) business day (where normal trading occurs on U.S. national and regional exchanges) (“Trading Day”) period prior to the date of settlement of the Upside Rights, or in the case of a change of control transaction, the per share consideration being offered in such change of control transaction.

The foregoing summary of the Upside Rights contained in this Item 8.01 does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the form of Upside Right, a copy of which is attached as Exhibit 99.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Preference Shares

At the Effective Time, TPRE will file with the Bermuda Registrar of Companies a certificate of designation for the TPRE Preference Shares (the “Certificate of Designation”). The TPRE Preference Shares will rank pari passu with the TPRE Shares with respect to the payment of dividends or distributions. Each TPRE Preference Share shall have voting power equal to the number of TPRE Shares into which it is convertible, and the TPRE Preference Shares and TPRE Shares shall vote together as a single class with respect to any and all matters presented to the shareholders of TPRE. Upon the third anniversary of the Effective Time, as described in the Certificate of Designation, TPRE will calculate the total amount of TPRE’s COVID-19 losses (the “TPRE Net COVID Loss”) and the total amount of the Company’s COVID-19 losses (the “Sirius Net COVID Loss”). If TPRE’s COVID-19 losses are less than or equal to $51.1 million, the TPRE Net COVID Loss will equal $0, and if the Company’ COVID-19 losses are less than or equal to $150 million, the Sirius Net COVID Loss will equal $0. Should the Sirius Net COVID Loss be greater than the TPRE Net COVID Loss, then a number of TPRE Preference Shares will be forfeited equal to (x) the lesser of (i) the Sirius Net COVID Loss minus the TPRE Net COVID Loss and (ii) $100 million divided by (y)  VWAP measured over the thirty (30) Trading Day period prior to the date that is five business days after the calculation of the TPRE Net COVID Loss and the Sirius Net COVID Loss (the “Final Adjustment Determination Date”). Should the TPRE Net COVID Loss be greater than the Sirius Net COVID Loss, then a number of TPRE Preference Shares will be issued equal to (x) the TPRE Net COVID Loss minus the Sirius Net COVID Loss divided by (y) the 30-Trading Day VWAP during the period prior to the Final Adjustment Determination Date. After either such adjustment occurs, the TPRE Preference Shares will convert into TPRE Shares based on the conversion ratio of one TPRE Preference Share to one TPRE Share, subject to the adjustment as set forth in the Certificate of Designation.

The foregoing summary of the TPRE Preference Shares contained in this Item 8.01 does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the form of Certificate of Designation, a copy of which is attached as Exhibit 99.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Transaction Matters Letter Agreement

On August 6, 2020, as inducement to the Shareholder to enter into the Company Voting and Support Agreement, the Company, TPRE, CMIG International and the Shareholder entered into a Transaction Matters Letter Agreement (the “Transaction Matters Agreement”), pursuant to which, among other things and subject to the terms and conditions thereof, the Company has agreed to pay for and reimburse CMIG International and the Shareholder for certain legal expenses incurred by CMIG International and the Shareholder in connection with the Transactions and the related sales process or other discussions between CMIG International, the Shareholder and the Company occurring on or after March 6, 2020, and TPRE has agreed to assume such remaining payment obligations of the Company following the closing of the Merger. TPRE has also agreed to pay for the fees and expenses payable by CMIG International and the Shareholder to its financial advisor, Goldman Sachs (Asia) L.L.C., relating to the Transactions. Under the terms of the Transaction Matters Agreement, the Company is not permitted to terminate or threaten to terminate the Merger Agreement following a change by the TPRE board of directors of its recommendation to TPRE’s shareholders in favor of the TPRE Share Issuance without the prior written consent of the Shareholder and CMIG International.

The foregoing summary of the Transaction Matters Agreement contained in this Item 8.01 does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Transaction Matters Agreement, a copy of which is attached as Exhibit 99.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about the future financial condition, results of operations and operating activities of the Company (together with its subsidiaries, “Sirius Group”). Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “target,” “continue,” “could,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “should,” “would,” “seeks,” “likely” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of the Company and speak only as of the date of this Current Report on Form 8-K. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. The general factors that could cause actual results or performance to be materially different from those expressed or implied include, without limitation, the following:

•	the satisfaction or waiver of the conditions precedent to the consummation of the proposed Transactions involving the Company, TPRE and Merger Sub, including, without limitation, the receipt of shareholder and regulatory approvals (including approvals, authorizations and clearance by antitrust authorities and insurance regulators necessary to complete such proposed merger transaction) on the terms desired or anticipated (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of such proposed merger transaction);

•	unanticipated difficulties or expenditures relating to such proposed Transactions;

•	risks relating to the value of the TPRE Shares to be issued in such proposed Transactions;

•	unanticipated negative reactions of rating agencies in response to such proposed Transactions;

•	disruptions of the Company’s and TPRE’s current plans, operations and relationships with third persons caused by the announcement and pendency of such proposed Transactions, including, without limitation, the ability of the combined company to hire and retain any personnel;

•	legal proceedings that may be instituted against the Company and TPRE following announcement of such proposed Transactions; and

•	those factors listed in annual, quarterly and periodic reports filed by the Company and TPRE with the SEC, whether or not related to such proposed Transactions.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except to the extent required by applicable law or regulation, Sirius Group undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

Additional Information Regarding the Transaction and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, TPRE and Merger Sub, among other things. The Transactions will be submitted to the shareholders of each of the Company and TPRE for their consideration, and TPRE will file a registration statement for the securities to be issued in the Transactions. In connection therewith, the parties intend to file relevant materials with the SEC, including a definitive joint proxy statement/prospectus, which will be mailed to the shareholders of the Company and the shareholders of TPRE. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITYHOLDERS OF THE COMPANY AND/OR TPRE ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of the definitive joint proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about each of the Company and TPRE, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge under the “Investor Relations” section of the Company’s website located at http://www.siriusgroup.com or by contacting the Company’s Investor Relations Department at (212) 312-2525 or Investor.Relations@siriusgroup.com. Copies of the documents filed with the SEC by TPRE will be available free of charge under the “Investors” section of TPRE’s website located at http://www.thirdpointre.com or by contacting TPRE’s Investor Relations Department at (441) 542-3333 or investorrelations@thirdpointre.bm.

Participants in the Solicitation

The Company and TPRE, and their respective directors and executive officers, certain other members of their respective management and certain of their respective employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed Transactions. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2019 annual general meeting of shareholders, which was filed with the SEC on April 5, 2019, its annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 5, 2020, as amended by Amendment No. 1 to its annual report on Form 10-K filed with the SEC on April 21, 2020, and information about the directors and executive officers of TPRE is set forth in its proxy statement for its 2020 annual general meeting of shareholders, which was filed with the SEC on April 27, 2020, and its annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 28, 2020, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of August 6, 2020, by and among Sirius International Insurance Group, Ltd., Third Point Reinsurance Ltd. and Yoga Merger Sub Limited.*

99.1	Voting and Support Agreement, dated as of August 6, 2020, by and among CM Bermuda Limited, CMIG International Holding Pte. Ltd., Sirius International Insurance Group, Ltd. and Third Point Reinsurance Ltd.*

99.2	Voting and Support Agreement, dated as of August 6, 2020, by and among Daniel S. Loeb, The 2010 Loeb Family Trust, Third Point Advisors LLC, Third Point Opportunities Master Fund L.P. and the 2011 Loeb Family GST Trust, Sirius International Insurance Group, Ltd. and Third Point Reinsurance Ltd.

99.3	Voting and Support Agreement, dated as of August 6, 2020, by and among Sirius International Insurance Group, Ltd., Third Point Reinsurance Ltd. and certain of the directors and officers of Third Point Reinsurance Ltd.

99.4	Form of Warrant Agreement.

99.5	Form of Contingent Value Rights Agreement.

99.6	Form of Upside Rights.

99.7	Form of Certificate of Designation of Series A Preference Shares, par value $0.10 per share, of Third Point Reinsurance Ltd.

99.8	Transaction Matters Letter Agreement, dated as of August 6, 2020, by and among Sirius International Insurance Group, Ltd., Third Point Reinsurance Ltd., CMIG International Holding Pte. Ltd. and CM Bermuda Limited*

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sirius International Insurance Group, Ltd.

By:	/s/ Gene Boxer
Name:	Gene Boxer
Title:	Chief Strategy Officer & Group General Counsel

Date: 08-07-2020